SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                       Date of Report: November 26, 1996

                           QUEEN SAND RESOURCES, INC.
               (Exact name of registrant as specified in charter)

Delaware                          0-21179                          75-2615565
(Jurisdiction of              (Commission File                  (I.R.S. Employer
 Incorporation)                    Number)                        Identification
                                                                     Number)

             3500 Oak Lawn, Suite 380, LB#31, Dallas, TX 75219-4398
                    (Address of principal executive offices)

                 Registrant's telephone number: (214) 521-9959

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

     On November 18, 1996, the Company sold an aggregate of 100,000 shares of its Common Stock to a foreign company for an aggregate of $250,000. The Company paid a commission of $25,000 on the transaction.

     The shares were issued to an entity that is not a "U.S.person" as that term is defined under Regulation S and were issued pursuant to the exemption from registration provided by Regulation S.

                                   SIGNATURES

     Puruant to the requirements of the Securities Exhange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.

                                         QUEEN SAND RESOURCES, INC.


                                         By:  /s/ EDWARD J. MUNDEN
                                              --------------------
                                              Edward J. Munden,
                                              President

Dated:  November 25, 1996